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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



          Name                                    State of Incorporation
          ----                                    ----------------------

Brooklyn Federal Savings Bank                     Federal (direct)

3D Holding Company                                New York (indirect)

BFS REIT, Inc.                                    New York (indirect)

TISCO                                             New York (indirect)